Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

October 30, 2014

Media Contact:

Doug Shepard

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS THIRD QUARTER RESULTS

London - Harte Hanks (NYSE: HHS), a leading marketing services organization that partners with top brands to establish deeper relationships with their customers and prospects, today announced financial results for the third quarter ended September 30, 2014.

Third quarter 2014 revenues of $134.1 million were relatively consistent with the $135.0 million of revenues in the same quarter last year.

•                  Customer Interaction revenues were $121.1 million compared to $121.3 million in the same quarter last year.  Within Customer Interaction, our Financial Services vertical grew from increased credit card solicitation and home equity loan generation activity.  In addition, we witnessed growth in our Technology, Auto and Consumer Brands, and Select market verticals largely from expansion of marketing programs with existing customers and the addition of several new customers. These increases were offset by a decrease in revenues in our Retail vertical as the result of expense reduction efforts from a couple of large retailers.

•                  Trillium Software revenues declined 4.3% principally driven by decreased software license revenues.  Maintenance and professional service revenues slightly decreased compared to the third quarter last year.

Operating income for the quarter was $10.6 million compared to $8.4 million for the same quarter last year.  Third quarter 2013 results included a $2.8 million impairment charge related to the Aberdeen trade name.

•                  Operating income for Customer Interaction was $7.6 million compared to $5.6 million ($8.3 million after adjusting for the previously mentioned 2013 impairment charge).

•                  Trillium Software operating income was $3.3 million compared to $3.9 million in the same period last year.  This decrease was due primarily to the timing in software license revenues, as most of our costs in this business are fixed.

•                  Severance charges increased $2.0 million over the same quarter last year as management aligned expenses with revenues through headcount reductions.

Third quarter 2014 diluted earnings per share from continuing operations were $0.10 compared to $0.07 for the same quarter in 2013.  Third quarter 2013 diluted earnings per share from continuing operations were $0.10 excluding the impairment charge that quarter.

Capital expenditures for the quarter were $2.3 million compared to $3.6 million in the prior year’s third quarter.  This reduction is representative of management’s continued efforts to prudently manage cash flows.

The following table presents financial highlights of the company’s operations for the third quarter of 2014 and 2013, respectively.  More detailed financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended Sept. 30,
(In thousands, except per share amounts)	2014	2013	% Change
Operating revenues	$134,121	$134,973	-0.6%
Operating income	10,540	8,360	26.1%
Income from continuing operations	6,420	4,451	44.2%
Diluted earnings per share from continuing operations	0.10	0.07	42.9%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,585	62,994	-0.7%

Commenting on the third quarter performance, Chief Executive Officer Robert Philpott said,   “There is much we can be pleased with in our latest performance. We continued to focus our efforts on revenue growth. Over the last nine months we have secured a stable base of revenues relative to the prior year despite a marginal decline in the third quarter.  More importantly, we have recently secured some significant new business wins in both the U.S. and U.K.  These are expected to benefit our revenue performance in subsequent quarters. For example, our sales team in the U.S. secured the largest new client opportunity for Harte Hanks since 2011—a multi-year contract in the financial services sector we project will drive over $20 million during its term. Our Agency business in the U.K. also excelled in its sales performance, and was appointed agency of record for a global telecommunications provider—an engagement which should generate over $2 million of new revenues in the next 12 months. This engagement represents our U.K. Agency’s largest new business win since 2010. It is incredibly heartening to report these large recent wins which are endorsements of our strategy to offer a broader, integrated customer engagement solution to clients.

“We have also made a great deal of progress on the realignment of our cost base in the past three months. We report this quarter an increase of $2 million in severance costs which reflects aggressive management of our largest cost item (people) in our business. Some of you may also have seen reports this week that indicate we are continuing to take further action on our labor costs in the fourth quarter. Along with these actions, we are reducing our geographic footprint, and over the past few months we have announced the consolidation of multiple office locations in California, Maryland, Texas and Pennsylvania, and closed a location in Ohio. We will continue to actively challenge our major cost categories for the foreseeable future, while still investing in our growth initiatives. The benefit from these actions began to accrue in our third quarter and will accelerate into the fourth quarter. This will allow us to enter 2015 with a cost base which is more closely aligned with our stabilizing revenue performance.”

The company will host a conference call on October 30, 2014, at 9:00 a.m. Eastern Time to discuss the results.  Investors and interested parties may participate in the call by dialing (888) 218-8176 for domestic callers and (913) 312-0398 for international callers and referring to Conference ID 5622076.  To access an audio webcast, please go to the link within the Harte Hanks website located on the Investors section of the website, http://HarteHanks.com.  A replay will be available shortly after the call through November 6, 2014 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, Conference ID 5622076.

About Harte Hanks:

Harte Hanks is one of the world’s leading, insight-driven multi-channel marketing organizations, delivering impactful business results for some of the world’s best-known brands. Through strategic agencies and our core marketing services, we develop integrated solutions that connect brands with prospects and customers, moving them beyond awareness to transactions and brand loyalty. Visit the Harte Hanks website at http://HarteHanks.com or call (800) 456-9748.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note,  provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact advertising expenditures and (ii) the impact of economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  The company believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte-Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
In thousands, except per share data	2014	2013	2014	2013

Operating revenues	$134,121	$134,973	$407,158	$407,430
Operating expenses:
Labor	67,026	68,341	207,943	205,601
Production and distribution	40,350	39,315	122,784	118,871
Impairment of Goodwill and Intangibles	—	2,750	—	2,750
Advertising, selling, general and administrative	12,528	12,258	39,118	38,243
Depreciation and amortization	3,677	3,949	11,207	11,788
	123,581	126,613	381,052	377,253
Operating income	10,540	8,360	26,106	30,177
Other expenses (income):
Interest expense	716	754	2,153	2,336
Interest income	(75)	(25)	(204)	(76)
Other, net	(581)	536	1,228	(600)
	60	1,265	3,177	1,660
Income from continuing operations before income taxes	10,480	7,095	22,929	28,517
Income tax expense	4,060	2,644	9,027	10,810
Income from continuing operations	$6,420	$4,451	$13,902	$17,707

Gain from discontinued operations, net of income taxes	—	(12,624)	—	(10,903)

Net Income	$6,420	$(8,173)	$13,902	$6,804

Basic earnings per common share
Continuing operations	$0.10	$0.07	$0.22	$0.28
Discontinued operations	—	(0.20)	—	(0.17)
Basic earnings per share	$0.10	$(0.13)	$0.22	$0.11

Weighted-average common shares outstanding	62,398	62,538	62,606	62,485

Diluted earnings per common share
Continuing operations	$0.10	$0.07	$0.22	$0.28
Discontinued operations	—	(0.20)	—	(0.17)
Diluted earnings per share	$0.10	$(0.13)	$0.22	$0.11

Weighted-average common and common equivalent shares outstanding	62,585	62,994	62,818	62,808

Balance Sheet Data (Unaudited)	September 30,	December 31,
In thousands	2014	2013

Cash and cash equivalents	$67,234	$88,747
Total debt	$87,281	$98,000

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
In thousands	2014	2013	% Change	2014	2013	% Change

OPERATING REVENUES:
Customer Interaction	$121,078	$121,338	-0.2%	$367,134	$367,929	-0.2%
Trillium Software	13,043	13,635	-4.3%	40,024	39,501	1.3%
Total operating revenues	$134,121	$134,973	-0.6%	$407,158	$407,430	-0.1%

OPERATING INCOME:
Customer Interaction	$7,601	$5,559	36.7%	$18,742	$22,601	-17.1%
Trillium Software	3,318	3,931	-15.6%	9,662	10,969	-11.9%
General corporate expense	(379)	(1,130)	66.5%	(2,298)	(3,393)	32.3%
Total operating income	$10,540	$8,360	26.1%	$26,106	$30,177	-13.5%
	—	—		—	—
DEPRECIATION AND AMORTIZATION:
Customer Interaction	$3,071	$3,380	-9.1%	$9,618	$10,199	-5.7%
Trillium Software	600	565	6.2%	1,571	1,578	-0.4%
General corporate expense	7	4	75.0%	17	13	30.8%
Total depreciation and amortization	$3,678	$3,949	-6.9%	$11,206	$11,790	-5.0%

Harte-Hanks, Inc.

Harte Hanks Revenue Mix (Unaudited)

Vertical Markets - Percent of Customer Interaction’s Revenue

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Retail	26.6%	30.7%	26.7%	30.4%
Financial and Insurance Services	14.2%	12.7%	13.4%	14.2%
Technology	23.2%	21.8%	23.2%	23.0%
Healthcare and Pharmaceuticals	9.1%	9.3%	8.8%	8.3%
Auto and Consumer Brands	17.7%	16.7%	17.2%	16.2%
Other Select Markets	9.2%	8.7%	10.7%	7.9%
	100.0%	100.0%	100.0%	100.0%

Vertical Markets - Percent of Trillium Software’s Revenue

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Retail	6.3%	5.4%	6.0%	5.8%
Financial and Insurance Services	30.4%	26.6%	28.0%	25.5%
Technology	22.3%	29.5%	22.4%	29.0%
Healthcare and Pharmaceuticals	5.7%	7.3%	6.2%	6.6%
Auto and Consumer Brands	22.9%	20.7%	25.6%	22.4%
Other Select Markets	12.3%	10.6%	11.9%	10.8%
	100.0%	100.0%	100.0%	100.0%

Harte-Hanks, Inc.

Reconciliation of Net Income to Free Cash Flow (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
In thousands	2014	2013	2014	2013
Income from continuing operations	$6,420	$4,451	$13,902	$17,707
Add: Intangible impairment (Note 1)		$2,750		2,750
Add: After-tax stock-based compensation (Note 2)	600	725	1,978	2,640
Add: Depreciation and amortization	3,677	3,949	11,207	11,788
Less: Capital expenditures	2,251	3,591	7,089	12,760
Free cash flow from continuing operations	8,446	8,284	19,998	22,125

Income/(Loss) from discont’d operations	—	(12,624)	—	(10,903)
Add: After-tax stock-based compensation (Note 2)	—	(174)	—	6
Add: Depreciation and amortization	—	853	—	2,592
Less: Capital expenditures	—	9	—	327
Free cash flow from discontinued operations	—	(11,954)	—	(8,632)

Total free cash flow	$8,446	$(3,670)	$19,998	$13,493

Note 1:	Impairment of other intangibles was $2,750 with only non-cash tax impact for the three and nine months ended September 30,2013.

Note 2:

For continuing operations pre-tax stock-based compensation expense was $1,000 and $1,209 for the three months ended September 30, 2014 and 2013, respectively; and was $3,297 and $4,400 for the nine months ended September 30, 2014 and 2013, respectively. For discontinued operations, pre-tax stock-based compensation expense was ($290) for the three months ended September 30, 2014 and $6 for the nine months ended September 30, 2014.

Reconciliation of Net Income to EBITDA from Continuing Operations (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
In thousands	2014	2013	2014	2013
Income from Continuing Operations	$6,420	$4,451	$13,902	$17,707
Intangible Impairment		$2,750		2,750
Depreciation and amortization	3,677	3,949	11,207	11,788
Interest expense, net and non-operating, net	60	1,265	3,177	1,660
Income tax expense	4,060	2,644	9,027	10,810
EBITDA from Continuing Operations	$14,217	$15,059	$37,313	$44,715